UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2019, the Board of Directors (the “Board”) of Cryoport, Inc. (the “Company”) appointed Mr. Dan Hancock to the Board.  The Board also expects to appoint Mr. Hancock to the Audit Committee and the Science and Technology Committee.

Mr. Hancock is currently President of DMH Strategic Consulting LLC, since 2011. He retired from General Motors (“GM”) in 2011, after 43 years of service in GM's powertrain engineering and general management functions. His last position with GM was Vice President, Global Strategic Product Alliances. During this period he served as Chairman of GM's DMAX and VM Motori diesel engine joint ventures with Isuzu and Fiat, respectively. Mr. Hancock's previous appointments at GM included: Vice President, Global Powertrain Engineering; CEO, Fiat-GM Powertrain; and President, Allison Transmission Division. Mr. Hancock is a director of Westport Fuel Systems (NASDAQ WPRT), a Vancouver, B.C. based global supplier of clean gaseous fuel parts, and systems for the transportation industry, where he is also a member of the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee.  He is also serves as chairman of the board of SuperTurbo Technologies, Inc., a Loveland, CO based privately-held developer of advanced turbo compounding systems for engines and director of Achates Power, Inc., a San Diego, CA headquartered privately-held developer of innovative opposed-piston, two-stroke diesel engines. In addition, Mr. Hancock serves in an advisory capacity to several global suppliers to the automotive and commercial vehicle industries. He was President of SAE International in 2014 and is a member of the National Academy of Engineering.

Mr. Hancock received a master’s degree in mechanical engineering from Massachusetts Institute of Technology and a bachelor’s degree also in mechanical engineering from General Motors Institute (now Kettering University), Michigan.

We believe Mr. Hancock’s global business experience, strong business acumen, and extensive technical expertise qualifies him well to serve on our Board.

There have been no related party transactions between the Company and Mr. Hancock, and there were no arrangements or understandings between Mr. Hancock and any other person pursuant to which he was selected as director.

Mr. Hancock will be compensated pursuant to the Company’s non-employee director compensation plan as disclosed in the Company's Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders including, without limitation, an initial grant of options to purchase 50,000 shares of the Company's common stock vesting ratably on a monthly basis over three years, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on the date the directorship commences.

A copy of the press release announcing Mr. Hancock’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated January 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: January 7, 2019	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Chief Financial Officer